Exhibit 1.1

AGREEMENT OF JOINT FILING

PURSUANT TO RULE 13d-1(k)

Each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. Each of the undersigned acknowledges that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Date:    November 22, 2021

HAVENCREST HEALTHCARE PARTNERS, L.P.

By: Havencrest Healthcare Partners GP, LLC, its general partner

By:	/s/ Christopher W. Kersey
Name:	Christopher W. Kersey
Title:	Manager and President

HAVENCREST HEALTHCARE PARTNERS GP, LLC

By:	/s/ Christopher W. Kersey
Name:	Christopher W. Kersey
Title:	Manager and President

TOI HC I, LLC

By:	/s/ Christopher W. Kersey
Name:	Christopher W. Kersey
Title: Manager

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